CASE NAME: Vanguard Airlines, Inc.			MONTHLY OPERATING REPORTS										FORM OPR-1A
CASE NUMBER: 02-50802-11-JWV			COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02									04/30/03	05/31/03	06/30/03	07/31/03	08/30/03	09/30/03
	(A)
CURRENT ASSETS
Cash	1,183,744									2,392,812	3,630,524	3,807,792	3,687,176	4,071,808	4,067,664
Accounts Receivable, Net (Sched. A)	7,281,816									6,204,280	5,453,082	5,457,099	5,459,397	5,146,670	5,150,217
Inventory, At Lower Of Cost Or Market	2,821,171									2,655,144	2,635,915	2,619,189	2,577,090	2,534,063	2,519,520
Prepaid Expenses	2,805,143									1,728,419	1,075,025	1,037,556	1,030,154	1,030,154	1,036,058
Collateral held by credit card processors	10,685,625									1,141,262	1,161,826	1,101,500	1,100,654	1,100,812	1,101,987

Total Current Assets	24,777,499									14,121,917	13,956,372	14,023,136	13,854,471	13,883,507	13,875,446

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001									12,850,379	12,477,140	12,203,727	11,839,232	11,733,433	11,633,921
Less Accumulated Depreciation	12,184,735									8,038,360	7,922,765	7,761,086	7,607,143	7,549,219	7,487,542

Net Property	7,620,266									4,812,019	4,554,375	4,442,641	4,232,089	4,184,214	4,146,379

OTHER ASSETS (Describe)	0
Deferred debt issuance costs - warrants	686,638									686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000									3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580									630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356									66,935	66,935	66,935	66,935	66,935	66,935
Total Other Assets	6,358,574									4,982,153	4,982,153	4,982,153	4,982,153	4,982,153	4,982,153

TOTAL ASSETS	38,756,339									23,916,089	23,492,900	23,447,930	23,068,713	23,049,874	23,003,978
[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.
Date submitted_________Signed_______ Vivian C. Stewart, Controller Vivian C. Stewart, Controller

CASE NAME: Vanguard Airlines, Inc.			MONTHLY OPERATING REPORTS
CASE NUMBER: 02-50802-11-JWV			COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02									04/30/03	05/31/03	06/30/03	07/31/03	08/30/03	09/30/03
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)										1,004,567	877,107	1,023,318	899,492	857,796	881,552

Pre Petition Liabilities
Notes Payable - Secured	7,735,867									7,684,237	7,684,237	7,684,237	7,684,237	7,684,237	7,684,237
Priority Debt	23,194,906									13,845,330	13,841,885	13,839,176	13,835,476	13,833,931	13,833,931
Unsecured Debt	65,313,623									66,653,649	66,839,620	66,884,256	66,212,393	66,359,903	66,447,048
Other

Total Pre Petition Liabilities	96,244,396									88,183,217	88,365,742	88,407,670	87,732,106	87,878,071	87,965,216

Total Liabilities	96,244,396									89,187,784	89,242,849	89,430,988	88,631,598	88,735,867	88,846,768

STOCKHOLDERS' EQUITY
Preferred Stock	590									590	590	590	590	590	590
Common Stock	43,099									43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030									105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(163,048,776)									(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)
Post Filing Date	0									(7,783,638)	(8,261,892)	(8,495,001)	(8,074,828)	(8,197,936)	(8,354,733)

Total Stockholders' Equity	(57,488,057)									(65,271,695)	(65,749,949)	(65,983,058)	(65,562,885)	(65,685,993)	(65,842,790)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,756,339									23,916,089	23,492,900	23,447,930	23,068,713	23,049,874	23,003,978

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

CASE NAME: Vanguard Airlines, Inc.													FORM OPR-2
CASE NUMBER: 02-50802-11-JWV		STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
									04/30/03	05/31/03	06/30/03	07/31/03	08/30/03	09/30/03	09/30/03

GROSS SALES (INCOME)									43,225	20,267	2,990	3,131	2,922	2,997	75,533

COST OF GOODS SOLD
Materials									0	0	0	0	0	0	0
Labor - Direct									0	0	0	0	0	0	0
Manufacturing Overhead									0	0	0	0	0	0	0
															0
Total Cost of Goods Sold									0	0	0	0	0	0	0

GROSS PROFIT									43,225	20,267	2,990	3,131	2,922	2,997	75,533

OPERATING EXPENSES
Selling and Marketing									0	0	0	0	0	0	0
Executive & Mgmt. Salaries									28,634	29,451	23,361	22,391	21,000	17,818	142,655
Office & Other Salaries									3,107	3,248	2,824	0	0	0	9,179
Rent (B)									14,701	14,701	14,701	14,701	14,701	18,151	91,656
Chargeback Fees and Write-offs - Attachment 2									5,388	1,939	0	0	0	0	7,328
Other - Attachment 2									8,489	18,245	6,789	17,543	12,288	8,250	71,603

Total Operating Expenses									60,320	67,584	47,676	54,635	47,989	44,219	322,422

OTHER EXPENSES
Quarterly Fees									1,250	1,250	1,250	1,250	1,250	1,250	7,500
Depreciation									0	0	0	0	0	0	0
Loss on Disposition of Assets - Attachment 3									70,748	246,059	42,842	97,699	26,791	14,325	498,465
Gain on Debt Forgiveness - Attachment 4									0	0	0	(670,626)	0	0	(670,626)
Attorney's Fees									85,578	183,629	144,330	100,000	50,000	100,000	663,537
Other Professional Fees									0	0	0	0	0	0	0

Total Other Expenses									157,576	430,938	188,423	(471,676)	78,041	115,575	498,876

Total Expenses									217,895	498,522	236,099	(417,042)	126,030	159,794	821,299

NET INCOME (LOSS)									(174,670)	(478,254)	(233,109)	420,173	(123,108)	(156,797)	(745,766)

CASE NAME: Vanguard Airlines, Inc.		STATEMENT OF SOURCE AND USE OF CASH											FORM OPR-3
CASE NUMBER: 02-50802-11-JWV
	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
									04/30/03	05/31/03	06/30/03	07/31/03	08/30/03	09/30/03	08/30/03
CASH DIFFERENCE
Current Ending Cash Balance									2,392,812	3,630,524	3,807,792	3,687,176	4,071,808	4,067,664	4,071,808
Less Ending Prior Month Balance									2,200,610	2,392,812	3,630,524	3,807,792	3,687,176	4,071,808	2,123,627

NET CASH INCREASE(DECREASE)									192,202	1,237,712	177,268	(120,616)	384,632	(4,144)	1,948,181

SOURCES OF CASH
Income (Loss) From Operations									(174,670)	(478,254)	(233,109)	420,173	(123,108)	(156,797)	(1,171,575)
Add: Non-cash items (Depr. & Amort.)									0	0	0	0	0	0	0

Cash Generated From Operations									(174,670)	(478,254)	(233,109)	420,173	(123,108)	(156,797)	(1,171,575)

Add: Decrease in Assets
Accounts Receivable									42,577	751,198	0	0	312,727	0	1,106,502
Inventory									22,340	19,229	16,726	42,099	43,027	14,543	198,847
Prepaid Expenses									45,686	653,394	37,469	7,402	0	0	744,552
Property, Plant & Equipment									94,675	257,644	111,734	210,552	47,875	37,835	1,374,205
Other Current Assets									22,525	0	60,326	846	0	0	88,779
Other Assets									0	0	0	0	0	0	0

Increase in Liabilities:
Post Petition Liabilities									82,184	0	146,211	0	0	23,756	284,077
Pre Petition Liabilities									56,885	182,525	41,928	0	145,965	87,145	427,303

TOTAL SOURCES OF CASH									192,202	1,385,736	181,285	681,072	426,486	6,482	3,052,690

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable									0	0	4,017	2,298	0	3,547	14,778
Inventory									0	0	0	0	0	0	0
Prepaid Expenses									0	0	0	0	0	5,904	0
Property, Plant & Equipment									0	0	0	0	0	0	0
Other Current Assets									0	20,564	0	0	158	1,175	20,722
Other Assets									0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities									0	127,460	0	123,826	41,696	0	292,982
Pre Petition Liabilities									0	0	0	675,564	0	0	776,027

TOTAL USE OF CASH									0	148,024	4,017	801,688	41,854	10,626	1,104,509

NET CASH INCREASE (DECREASE)									192,202	1,237,712	177,268	(120,616)	384,632	(4,144)	1,948,181

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV	SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%

Month:___04/30/03_____________	6,204,280	72,302	1,982	74,990	112,154	5,942,851
% of Total	100%	1.17%	0.03%	1.21%	1.81%	95.79%

Month:___05/31/03_____________	5,453,082	43,724	17,238	1,777	71,416	5,318,927
% of Total	100%	0.80%	0.32%	0.03%	1.31%	97.54%

Month:___06/30/03_____________	5,457,099	28,986	18,755	17,238	1,777	5,390,343
% of Total	100%	0.53%	0.34%	0.32%	0.03%	98.78%

Month:___07/31/03_____________	5,134,992	28,127	10,084	10,192	10,808	5,075,782
% of Total	100%	0.55%	0.20%	0.20%	0.21%	98.85%

Month:___08/30/03_____________	5,146,670	35,484	8,484	9,300	9,785	5,083,617
% of Total	100%	0.69%	0.16%	0.18%	0.19%	98.77%

Month:___09/30/03_____________	5,150,217	32,299	1,118	159	414	5,116,227
% of Total	100%	0.63%	0.02%	0.00%	0.01%	99.34%

CASE NAME: Vanguard Airlines, Inc.					SCHEDULE B
CASE NUMBER: 02-50802-11-JWV

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	04/30/03	05/31/03	06/30/03	07/31/03	08/30/03	09/30/03

FIXED ASSETS - Net Book Values:
Rotables	2,594,355	2,568,154	2,533,129	2,498,182	2,453,760	2,420,414
Office Equipment	1,300,596	1,071,757	1,065,828	1,059,043	1,058,505	1,058,505
Aircraft Improvements	-	-	-	-	-	-
Ground Equipment	502,529	502,529	433,088	271,820	270,563	270,563
Tools and Caliberated Tools	258,155	257,497	257,497	250,182	248,926	244,437
Leasehold Improvments	-	-	-	-	-	-
Vehicles	30,486	30,486	30,486	30,486	30,486	30,486
Furniture and Fixtures	125,897	123,952	122,612	122,376	121,973	121,973

Other_________________

TOTAL FIXED ASSETS - Net Book Value	4,812,019	4,554,375	4,442,641	4,232,089	4,184,214	4,146,379

CASE NAME: Vanguard Airlines, Inc.					SCHEDULE C
CASE NUMBER: 02-50802-11-JWV

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	04/30/03	05/31/03	06/30/03	07/31/03	08/30/03	09/30/03

TRADE ACCOUNTS PAYABLE	302,196	300,386	299,167	299,167	299,167	299,167

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes
Franchise Taxes	25,000	25,000	25,000	25,000	25,000	25,000

TOTAL TAXES PAYABLE	25,000	25,000	25,000	25,000	25,000	25,000

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities	205,119	209,096	203,878	172,378	220,985	228,235
Payroll	7,214	2,416	1,297	2,972	11,692	9,198
Accrued Attorney's Fees	464,538	339,709	493,476	399,476	300,452	319,452
Accrued Chargeback Processing Fees	500	500	500	500	500	500

TOTAL OTHER LIABILITIES	677,371	551,721	699,151	575,325	533,629	557,385

TOTAL POST PETITION DEBT	1,004,567	877,107	1,023,318	899,492	857,796	881,552

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV

Other Assets - Attachment 1
		7/31/2002	4/30/03	5/31/03	6/30/03	7/31/03	8/31/03	9/30/03
		Amount	Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00	0.00	0.00	0.00	0.00	0.00	0.00
Pittsburgh	PaineWebber Inc.	69,904.00	0.00	0.00	0.00	0.00	0.00	0.00
Delta	PaineWebber Inc.	70,000.00	0.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68	0.00	0.00	0.00	0.00	0.00	0.00
Seabury	737s	94,987.48	0.00	0.00	0.00	0.00	0.00	0.00

	Totals:	1,443,355.81	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

CASE NAME: Vanguard Airlines, Inc.							Attachment 2
CASE NUMBER: 02-50802-11-JWV

			Apr 03	May 03	Jun 03	Jul 03	Aug 03	Sep 03
Chargeback Fees and Write-offs
	Processing fees for credit card chargebacks		$ 175	$ -	$ -	$ -	$ -	$ -
	Chargeback write-offs	(1)	5,213	1,939	-	-	-	-
			$ 5,388	$ 1,939	$ -	$ -	$ -	$ -

Other operating expenses

	Moving expense		$ -	$ -	$ -	$ -	$ 1,106	$ 11,682
	Other		(162)	797	634	438	2,055	1,098
	Employee T&E		-	817	520	1,385	-	574
	Ad-hoc labor		2,200	2,969	475	1,675	1,075	100
	Phone/data lines		2,967	2,401	2,967	1,118	1,000	1,000
	Prepetition adjustments		(7,438)	27	(514)	136	460	(6,204)
	Insurance/General		4,714	2,719	-	(410)	5,166	-
	Creditor legal fees paid from deposits		3,053	4,962	-	-	-	-
	Payroll taxes		2,410	2,629	1,995	1,298	359	-
	ADP (payroll processing fees)		565	617	575	298	784	-
	Copier/fax rentals		104	131	104	104	104	-
	Freight		76	42	32	-	178	-
	Sabre hosting fees	(2)	-	-	-	11,500	-	-
	Office supplies		-	134	-	-	-	-

			$ 8,489	$ 18,245	$ 6,789	$ 17,543	$ 12,288	$ 8,250

(1)	Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.
(2)

Administrative expense claim settlement with Sabre, approved in Order entered June 18, 2003, for $41,500. The settlement amount exceeded $30,000 of administrative expenses previously accrued for these Sabre charges.

CASE NAME: Vanguard Airlines, Inc.						Attachment 3
CASE NUMBER: 02-50802-11-JWV

	Apr 03		May 03	Jun 03	Jul 03	Aug 03	Sep 03

Loss on disposition of assets
Sales of assets
Net cash proceeds	$ 57,766		$ 30,815	$ 85,617	$ 152,599	$ 64,112	$ 38,053
Debt forgiveness	-		-	-
Payment to secured creditor	(11,500)	(1)	-	-	-	-	-
Net proceeds	46,266		30,815	85,617	152,599	64,112	38,053
Net book value	117,014		59,444	128,459	250,298	90,904	52,378
(Gain)/Loss on sale	70,748		28,630	42,842	97,699	26,791	14,325

Write-off unmarketable intangible assets	-		217,430	-	-	-	-

	$ 70,748		$ 246,059	$ 42,842	$ 97,699	$ 26,791	$ 14,325

(1)

As approved in Order Granting Motion For Approval of Settlement With Bank Of Blue Valley dated April 11, 2003. Asset sales were booked in March, but payment to Bank of Blue Valley not made until April.

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV
Attachment 4

	Apr 03	May 03	Jun 03	Jul 03		Aug 03	Sep 03

(Gain)/Loss on Debt Forgiveness

Pre-petition debt	$ -	$ -	$ -	$ 730,626	(a)	$ -	$ -
Settlement amount	-	-	-	(60,000)		-	-

	$ -	$ -	$ -	$ 670,626		$ -	$ -

(a) US Airways filed an administrative expense claim for payment of liabilities Vanguard had recorded as prepetition. Pursuant to the settlement agreement approved by the Court on July 8, 2003, Vanguard paid US Airways $60,000 in full satisfaction of the claim.